Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this quarterly report of ChromaDex Corporation (the “Company”) on Form 10−Q/A for the quarter ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Frank L. Jaksch Jr., Chief Executive Officer of the Company, and Thomas C. Varvaro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10,  2012
/s/ FRANK L. JAKSCH JR.
Frank L. Jaksch Jr.
Chief Executive Officer

/s/ THOMAS C. VARVARO
Thomas C. Varvaro
Chief Financial Officer